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                                                                Exhibit 99(a)(9)

                                                             Via Electronic Mail

                    FIRST NOTICE TO ELIGIBLE OPTION HOLDERS
                    REGARDING THE CLOSING DATE OF THE OFFER


From:     Doris Young
Sent:     Tuesday, March 13, 2001
Subject:  Repriced Options Election Form - Deadline March 20, 2001

All,

This is a reminder that the Election Form for the repriced options must be returned for my receipt by no later than 12:00 midnight, Pacific Standard Time, Tuesday, March 20, 2001. The attachments are to remain stapled and returned with the Election Form.